UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 17, 2007
(Date of Earliest Event Reported)

SURGE GLOBAL ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24269	34-1454529
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 410
San Diego, California, 92130
(Address of principal executive offices, zip code)
(858) 704-5010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2007, the Board of Directors of Surge Global Energy, Inc. (“Surge”) granted David Perez, Surge’s Chief Executive Officer, One Million Two Hundred Thousand (1,200,000) options to purchase shares of Surge’s common stock, and granted William Greene, Surge’s Chief Financial Officer, Two Hundred Thousand (200,000) options to purchase shares of Surge’s common stock.

Six Hundred Thousand (600,000) of the options granted to Mr. Perez vested immediately, with the remaining Six Hundred Thousand (600,000) vesting on the earlier of (i) the date six (6) months from the date of grant, and (ii) the date the Board of Directors approves a new strategic and financial plan for Surge.  All Two Hundred Thousand (200,000) options issued to Mr. Greene vested immediately.  All of the options (collectively, the “Options”) have an exercise price equal to $0.34 per share.

Mr. Greene’s Employment Agreement, dated December 14, 2006, provides that Mr. Greene is eligible to receive a discretionary bonus based upon performance above and beyond the required customary duties of the Chief Financial Officer.  Mr. Perez’s Employment Agreement, dated November 30, 2004, provides that Mr. Perez is eligible to receive additional stock options in connection with the issuance by Surge of common stock as provided therein.

The Board of Directors determined that the awards provided in Mr. Perez's and Mr. Greene’s respective employment agreements is not sufficient to recognize unanticipated achievements that provided tangible benefits to Surge during the year, including Surge’s recent completion of the disposition of substantially all of the assets of its indirect wholly owned subsidiary, Peace Oil Corp.  The Board of Directors decided that such achievements should be recognized and granted the Options to Mr. Perez and Mr. Greene.

On July 17, 2007, Surge entered into an Option Agreement with each of Mr. Perez and Mr. Greene (the “Option Agreements”) documenting the grants of the Options. Pursuant to the Option Agreements, the Options expire on July 16, 2017.

The description of the Options and the Option Agreements herein are only a summary and are qualified in their entirety by the full text of the Option Agreements, which are attached as an Exhibits hereto and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to Surge’s issuance of the Options pursuant to the Option Agreements is incorporated into this Item 5.02 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Option Agreement dated July 17, 2007 between Surge and David Perez .

10.2	Option Agreement dated July 17, 2007 between Surge and William Greene.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
Date: July 23, 2007	By:	/s/ William Greene William Greene, Chief Financial Officer